Exhibit 99.1

Granite Reports First Quarter 2014 Results

  First quarter 2014 revenues increased slightly year-over-year to $379.8 million
  Balance Sheet remains strong with $312.9 million in cash and marketable securities
  Total contract backlog increased 7 percent year-over-year to $2.6 billion
  Large Project win in Florida will contribute to backlog growth
  Granite named as a 2014 World's Most Ethical Company1 for fifth straight year

WATSONVILLE, Calif.--(BUSINESS WIRE)--April 30, 2014--Granite Construction Incorporated (NYSE: GVA) today reported a net loss of $20.6 million for the quarter ended March 31, 2014, compared to a loss of $22.0 million in the first quarter of 2013. Diluted earnings per share in the quarter were a loss of $0.53 compared to a loss of $0.57 in the prior-year period. First quarter 2014 results include the impact of a discrete tax charge of $1.6 million related to tax law changes in the State of New York. Excluding the impact of this discrete tax charge, Granite’s non-GAAP2 results were a loss of $18.9 million, or $0.49 per share.

“Our teams continue to focus on the many opportunities we have to grow the business this year by executing on Granite’s strategic plan,” said James H. Roberts, President and CEO of Granite Construction Incorporated. “We are seeing signs of private market recovery, and the bidding environment, especially in large projects, remains robust. We are very pleased the Granite joint venture team was announced last week as the successful bidder on the $2.3 billion I-4 Ultimate project in Florida. However, inaction by Congress to adequately fund America’s infrastructure could slow down the recovery we are beginning to experience.

“In being named one of the World’s Most Ethical Companies, Granite is one of only three companies in the construction industry – and the only U.S.-based construction company – honored this year. Receiving this award for the fifth consecutive year is a testament to the Code of Conduct that is pervasive inside our offices and on our jobsites today,” Roberts said.

First Quarter 2014 Results

Total Company

  Revenue for the first quarter of 2014 increased slightly to $379.8 million compared with $378.7 million last year.
  Gross profit margin in the first quarter was 5.6 percent compared with 7.9 percent in 2013, driven mostly by project timing in the Large Project Construction segment portfolio, coupled with a decrease in Construction segment gross profit and improved Construction Materials segment performance.
  SG&A expenses for the first quarter of 2014 decreased $7.9 million to $49.2 million partially reflecting a decrease in pre-bid costs and non-recurring first quarter 2013 Kenny Construction integration-related costs.

Construction

  Construction revenue in the first quarter of 2014 decreased 11.3 percent to $157.0 million, compared with $177.1 million last year. The decrease was the result of a change in the mix of power projects to the Large Projects Construction segment. In addition, revenue opportunities were lost due to weather impacts in certain markets, particularly Chicago.
  Gross profit margin was 5.8 percent, compared with 7.5 percent a year ago, driven by the revenue decrease and by weather. These seasonal factors, typical during the first quarter, are expected to abate as we build work and add backlog across the portfolio.

Large Project Construction

  Large Project Construction revenue in the first quarter of 2014 increased 9.1 percent to $187.3 million, compared with $171.7 million last year. The increase was a result of project timing and inclusion of a portion of power revenues.
  Gross profit margin for the quarter was 8.4 percent, compared with 13.2 percent in 2013. Gross profit performance, as expected, reflects timing of projects in the portfolio that will not reach profit recognition thresholds until later in the year.

Construction Materials

  Construction Materials revenue in the first quarter of 2014 increased 19.2 percent to $35.4 million, compared with $29.8 million last year.
  Gross loss on the sale of construction materials was $3.6 million, a more than 40 percent improvement from a loss of $6.0 million in the first quarter of 2013. The revenue increase and margin improvement resulted from increased volume attributable to a recovering private sector and stronger fundamentals in the public works market.

Outlook and Guidance

“We continue to have an optimistic outlook on both a near-term and a long-term basis. Backlog and bidding trends point to improvement in both public and private markets,” Roberts said.

“Despite slower-than-anticipated recovery and growth in certain Western markets, we currently expect revenue growth across all of our businesses. We are encouraged by the improvement in our Construction Materials business in the first quarter. Both our Construction and Large Project Construction businesses are expected to gain momentum starting in the second quarter with Large Project recognition later in the year, driving overall improved performance in 2014,” said Roberts.

The Company’s current expectations for 2014 are as follows:

Consolidated revenues from $2.4 to $2.8 billion

Gross Profit significantly improved from 2013

Consolidated EBITDA2 margin of 5% to 7%

(1) The Ethisphere® Institute is an independent center of research, best practices and thought leadership. Ethisphere evaluates and benchmarks compliance and governance programs, honors superior achievement through its World’s Most Ethical Companies® recognition program and publishes Ethisphere Magazine.

(2) Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call

Granite will conduct a conference call today, April 30, 2014, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended March 31, 2014. Access to a live audio webcast is available at http://investor.graniteconstruction.com/index.cfm. The live conference call may be accessed by calling (877) 643-7158; international callers may dial (914) 495-8565. The conference ID for the live call is 32033028. The call will be recorded and available for replay approximately two hours after the live audio webcast through May 8, 2014 by calling (855) 859-2056. The conference ID for the replay is also 32033028; international callers may dial (404) 537-3406.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure companies. Incorporated in 1922, Granite serves public- and private-sector clients on projects both small and large. Granite’s project teams represent some of the best in the industry serving owners in the transportation, power, federal, tunneling, underground, and industrial/mining and water resources markets.

In 2014, the Company was recognized by the Ethisphere Institute as one of the World’s Most Ethical Companies for the fifth consecutive year. For more information, please visit www.graniteconstruction.com. Granite is listed on the New York Stock Exchange under the ticker symbol GVA and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, please visit our investor relations website at investor.graniteconstruction.com.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	March 31,	December 31,	March 31,
	2014	2013	2013

ASSETS
Current assets
Cash and cash equivalents	$205,780	$229,121	$260,773
Short-term marketable securities	41,143	49,968	44,841
Receivables, net	245,281	313,598	260,231
Costs and estimated earnings in excess of billings	53,311	33,306	48,428
Inventories	77,407	62,474	66,291
Real estate held for development and sale	11,742	12,478	50,303
Deferred income taxes	55,874	55,874	36,687
Equity in construction joint ventures	168,045	162,673	171,265
Other current assets	40,142	30,711	37,401
Total current assets	898,725	950,203	976,220
Property and equipment, net	432,398	436,859	477,666
Long-term marketable securities	65,969	67,234	57,958
Investments in affiliates	33,336	32,480	30,742
Goodwill	53,799	53,799	53,593
Other noncurrent assets	76,944	76,580	82,531
Total assets	$1,561,171	$1,617,155	$1,678,710

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$21	$21	$8,353
Current maturities of non-recourse debt	1,226	1,226	4,132
Accounts payable	141,241	160,706	169,940
Billings in excess of costs and estimated earnings	125,618	138,375	124,609
Accrued expenses and other current liabilities	193,307	197,242	188,685
Total current liabilities	461,413	497,570	495,719
Long-term debt	270,127	270,127	270,148
Long-term non-recourse debt	6,435	6,741	7,628
Other long-term liabilities	48,662	48,580	49,231
Deferred income taxes	9,803	7,793	8,055
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,098,549 shares as of March 31, 2014, 38,917,728 shares as of December 31, 2013 and 38,810,255 shares as of March 31, 2013	391	389	388
Additional paid-in capital	126,937	126,449	118,265
Retained earnings	629,443	655,102	685,023
Total Granite Construction Incorporated shareholders’ equity	756,771	781,940	803,676
Non-controlling interests	7,960	4,404	44,253
Total equity	764,731	786,344	847,929
Total liabilities and equity	$1,561,171	$1,617,155	$1,678,710

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2014	2013
Revenue
Construction	$157,040	$177,119
Large Project Construction	187,336	171,714
Construction Materials	35,449	29,750
Real Estate	22	121
Total revenue	379,847	378,704
Cost of revenue
Construction	147,896	163,918
Large Project Construction	171,543	148,993
Construction Materials	39,000	35,724
Real Estate	—	11
Total cost of revenue	358,439	348,646
Gross profit	21,408	30,058
Selling, general and administrative expenses	49,247	57,161
Gain on sales of property and equipment	894	1,087
Operating loss	(26,945)	(26,016)
Other income (expense)
Interest income	479	129
Interest expense	(3,599)	(3,646)
Equity in income (loss) of affiliates	791	(423)
Other (expense) income, net	(51)	1,103
Total other expense	(2,380)	(2,837)
Loss before benefit from income taxes	(29,325)	(28,853)
Benefit from income taxes	(8,064)	(9,027)
Net loss	(21,261)	(19,826)
Amount attributable to non-controlling interests	708	(2,156)
Net loss attributable to Granite Construction Incorporated	$(20,553)	$(21,982)

Net loss per share attributable to common shareholders:
Basic	$(0.53)	$(0.57)
Diluted	$(0.53)	$(0.57)
Weighted average shares of common stock:
Basic	38,951	38,610
Diluted	38,951	38,610

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Three Months Ended March 31,	2014	2013
Operating activities
Net loss	$(21,261)	$(19,826)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	15,832	15,970
Gain on sales of property and equipment	(894)	(1,087)
Change in deferred income tax	1,613	—
Stock-based compensation	4,095	5,386
Equity in net income from unconsolidated joint ventures	(2,562)	(17,018)
Changes in assets and liabilities	(16,600)	(38,078)
Net cash used in operating activities	(19,777)	(54,653)
Investing activities
Purchases of marketable securities	(10,000)	(14,975)
Maturities of marketable securities	5,000	20,000
Proceeds from sale of marketable securities	15,000	5,000
Purchases of property and equipment	(10,375)	(9,956)
Proceeds from sales of property and equipment	1,360	3,417
Other investing activities, net	39	(57)
Net cash provided by investing activities	1,024	3,429
Financing activities
Cash dividends paid	(5,083)	(5,045)
Purchase of common stock	(4,278)	(4,907)
Contributions from non-controlling partners, net	4,278	—
Other financing activities, net	495	(41)
Net cash used in financing activities	(4,588)	(9,993)
Decrease in cash and cash equivalents	(23,341)	(61,217)
Cash and cash equivalents at beginning of period	229,121	321,990
Cash and cash equivalents at end of period	$205,780	$260,773

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

Three Months Ended March 31,	Construction	Large Project Construction	Construction Materials	Real Estate

2014
Revenue	$157,040	$187,336	$35,449	$22
Gross profit (loss)	9,144	15,793	(3,551)	22
Gross profit (loss) as a percent of revenue	5.8%	8.4%	(10.0)%	100.0%

2013
Revenue	$177,119	$171,714	$29,750	$121
Gross profit (loss)	13,201	22,721	(5,974)	110
Gross profit (loss) as a percent of revenue	7.5%	13.2%	(20.1)%	90.9%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	March 31, 2014		December 31, 2013		March 31, 2013
Construction	$786,458	30.6%	$681,415	27.0%	$740,259	30.8%
Large Project Construction	1,783,254	69.4%	1,845,336	73.0%	1,661,199	69.2%
Total	$2,569,712	100.0%	$2,526,751	100.0%	$2,401,458	100.0%

GRANITE CONSTRUCTION INCORPORATED
Non-GAAP Information(1)
(Unaudited - dollars in thousands)

Q1 2014
Net loss attributable to Granite Construction Incorporated	$(20,553)
Adjustment for tax charges resulting from New York state tax law changes	1,613
Non-GAAP net loss before New York state tax charges	$(18,940)

EPS
GAAP Net loss per share attributable to common shareholders:
Basic	$(0.53)
Diluted	$(0.53)

Non-GAAP impact - Tax effect of New York state tax law changes:
Basic	$(0.04)
Diluted	$(0.04)

Non-GAAP EPS - Excluding tax effect of New York state tax law changes:
Basic	$(0.49)
Diluted	$(0.49)

Weighted average shares of common stock:
Basic	38,951
Diluted	38,951

Note:
(1) The table on this page contains the non-GAAP financial measures net loss excluding charges related to New York State tax law charges and diluted earnings per share excluding this charge. Management believes that net loss and diluted earnings per share excluding this charge provides useful measures in evaluating the Company's ability to generate earnings from operations and that providing such measures will allow investors to more readily compare the earnings (loss) referred to in the press release to the earnings (losses) experienced by the Company in past and future periods. Management believes that excluding this charge is particularly useful where the charge is not consistent in the periods presented. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

Q1 2014
Net loss attributable to Granite Construction Incorporated	$ (20,553)
Depreciation, depletion and amortization expense(2)	15,832
Benefit from income taxes	(8,064)
Interest expense, net of interest income	3,120
EBITDA(1)	$ (9,665)
Consolidated EBITDA Margin	(2.5)%

Note:

(1) We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, and depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as cost of revenue and general and administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532